Exhibit 10.4

AMENDMENT TO EMPLOYMENT AGREEMENT

BETWEEN PISHPOSH, INC. AND CHAIM (CHARLIE) BIRNBAUM

This Amendment to Employment Agreement (this “Amendment”) is made and entered into as of January 18, 2023 (the “Amendment Effective Date”) by and between PishPosh, Inc. (the “Company”) and Chaim (Charlie) Birnbaum (the “Executive”).

WHEREAS, Executive and Pish Posh Baby LLC (“PPB”) previously entered into an Employment Agreement effective as of November 23, 2021 (the “Employment Agreement”);

WHEREAS, on February 25, 2022, PPB merged with an into the Company with the Company surviving such merger and succeeding to the business of PPB and assuming the contracts of PPB, including the Employment Agreement; and

WHEREAS, the Company and Executive each believe it is in their respective best interests to enter into amended employment terms for Executive setting forth Executive’s new role with the Company and the other mutual understandings and agreements reached between the Company and the Executive with respect to the Executive’s continued employment with the Company.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

1.       The Employment Agreement is hereby amended as follows:

a.	The fifth Recital of the Employment Agreement is hereby amended by deleting such Recital in its entirety and replacing it with the following:

“WHEREAS, as of the Amendment Effective Date, the Company wishes to continue Executive’s service as a Chief Executive Officer under the terms of an employment agreement on the terms set forth herein, which shall supersede all previous agreements regarding Executive’s employment by the Company; and”

b.	Section 1 of the Employment Agreement is hereby amended by deleting such section in its entirety and replacing it with the following:

“1.      Position and Duties.

(a)        The Executive shall serve as the Chief Executive Officer (“CEO”) of the Company reporting to the Company’s Board of Directors (the “Board”). The Executive shall primarily work out of the Company main office in Lakewood, New Jersey.

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(b)       The Company agrees to propose to the shareholders of the Company at each appropriate meeting of such shareholders during the Term and any Renewal Term, the election and reelection of the Executive as a member of the Board. In addition, without further compensation, the Executive shall serve as a director or officer of one or more of the Company’s subsidiaries or affiliates if so elected or appointed from time to time.

(c)       The Executive shall have such duties, authority and responsibilities as are consistent with the role of CEO and as may be set forth in the governing documents of the Company. For purposes of the applicability of the Company compensation plans to the Executive, Executive shall be considered an “employee.” Executive shall devote his full business time to the performance of his duties hereunder, but such requirement shall not prevent Executive from (i) serving as a member of the board of directors of unaffiliated companies, (ii) serving on civic, charitable, educational, religious, public interest or public service boards, (iii) managing the Executive’s personal and family investments, and (iv) engaging in or having an ownership interest in other businesses. In addition, the Executive has disclosed, in writing, to the Company his involvement in entities and investments other than the Company (collectively, the “Outside Activities”). The Company shall permit the Executive to continue to engage in the Outside Activities provided that the Executive agrees to disclose to the Board, in writing, any actual or potential conflict of interest arising out of any such Outside Activity and no such Outside Activity materially interferes with Executive’s ability to perform his responsibilities hereunder.”

2.       This Amendment shall be governed by and construed under the laws of the State of New Jersey.

3.       Except as otherwise amended under this Amendment, the remaining provisions of the Employment Agreement apply in full force and effect.

4.       This Amendment may be executed simultaneously in one or more counterparts, each one of which shall be deemed an original, but all of which together shall constitute one and the same instrument. All such counterparts may be delivered by facsimile or other electronic means and each such electronically delivered counterpart shall be deemed an original and shall be binding upon the parties for all purposes herein.

[Signature page follows]

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IN WITNESS WHEREOF, the Company and Executive have caused this Amendment to be executed as of the first date written above.

COMPANY:

PISHPOSH, INC.

By:
Name:	Jesse Sutton
Title:	Chairman

EXECUTIVE:

Chaim (Charlie) Birnbaum

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